SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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[X]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

EN2GO INTERNATIONAL, INC.
(Name of Registrant as Specified in Charter)

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PRELIMINARY STATEMENT
(INTENDED TO BE DISTRIBUTED TO SHAREHOLDERS ON OR ABOUT APRIL 13, 2009)

EN2GO INTERNATIONAL, INC.
2921 West Olive Avenue
Burbank, California
(818) 433-7191
_____________________________

Notice of Stockholder Action by Written Consent

April   , 2009

Dear Stockholder:

The purpose of this Information Statement is to inform the holders of record, as of the close of business on March 30, 2009 (the "Record Date"), of shares of common stock, par value $0.00001 per share (the "Common Stock") of En2Go International, Inc, a Nevada corporation (the "Company"), that holders of the majority of Common Stock have taken action by written consent as of February 10, 2009, to approve the following:

To authorize the Company's officers and board of directors to amend the Company’s Articles of Incorporation in the state of Nevada to increase the authorized capital of the Corporation from One Hundred Million (100,000,000) to Nine Hundred Million (900,000,000) shares of common stock, par value $0.00001.

Nevada corporation law and the Company's bylaws permit holders of a majority of the voting power to take a stockholder action by written consent. Accordingly, the Company will not hold a meeting of its stockholders to consider or vote upon the increase of authorized shares.

We encourage you to read the attached Information Statement carefully, including the exhibits, for further information regarding these actions.  In accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), the approval of the action described herein by the holders of a majority of the voting power of the Company will be deemed ratified and effective at a date that is at least twenty (20) days after the date this Information Statement has been mailed or furnished to our stockholders.  This Information Statement is first being mailed or furnished to stockholders on or about April 13, 2009.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Exchange Act.

Sincerely,

EN2GO INTERNATIONAL, INC.

/s/________________________________________
Paul Fishkin, President and Chief Executive Officer

WE ARE NOT ASKING FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND A PROXY

PRELIMINARY STATEMENT
(INTENDED TO BE DISTRIBUTED TO SHAREHOLDERS ON OR ABOUT APRIL 13, 2009)

EN2GO INTERNATIONAL, INC.
2921 West Olive Avenue
Burbank, California
(818) 433-7191

Information Concerning Actions by Written Consent

Date and Purpose of Written Consent

On February 10, 2009, stockholders holding 32,475,000 shares, which constitutes a majority of the voting power of our company, took action by written consent for the purpose of approving an amendment to the Articles of Incorporation of the Company to increase the authorized capital of the Company from One Hundred Million (100,000,000) to Nine Hundred Million (900,000,000) shares of common stock, par value $0.00001 (the “Amendment”).

Stockholders Entitled to Notice

As of March 30, 2009 there were 54,331,800 shares of our Common Stock outstanding. Holders of our Common Stock are entitled to one vote per share. Stockholders of record at the close of business on March 30, 2009, will be entitled to receive this notice and information statement.

Proxies

No proxies are being solicited.

Consents Required

The approval and adoption of the Amendment requires the consent of the holders of a majority of the shares of issued and outstanding Common Stock.

On February 10, 2009, stockholders holding 32,475,000 shares, or approximately 59.77% of our Common Stock, delivered written consents to us adopting the proposal set forth herein. For a detailed breakdown of the beneficial ownership of our Common Stock, please see Common Stock Ownership of Certain Beneficial Owners and Management below.

Information Statement Costs

The cost of delivering this information statement, including the preparation, assembly and mailing of the information statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us. We may reimburse others for expenses in forwarding information statement materials to the beneficial owners of our capital stock.

Common Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of March 30, 2009, regarding the beneficial ownership of the Company’s Common Stock of (i) each person known to the Company to be the beneficial owner, within the meaning of Section 13(d) of the Exchange Act, of more than 5% of the outstanding shares of Common Stock, (ii) each Director of the Company, (iii) each executive officer of the Company and (iv) all executive officers and Directors of the Company as a group.  Unless otherwise indicated, the address of each named beneficial owner is c/o En2Go International, Inc., 2921 West Olive Avenue, Burbank, California 91505.  Except to the extent indicated in the footnotes, each of the beneficial owners named below has sole voting and investment power with respect to the shares listed.  On such date, there were 54,331,800 shares of the Company’s Common Stock issued and outstanding.

Name	Shares Owned	Number of Percent of Class

Principal Stockholders
Kevin R. Griffith(1)	6,216,666	11.44%
4539 N. Vintage Drive
Provo, Utah 84604
Officers and Directors
Paul E. Fishkin(2)	13,375,000	24.62%
Tolga F. Katas(3)	13,500,000	24.85%
Bruce Schmidt (4)	550,000	1.012%
Steve Wozniak	1,000,000	1.84%
Ted Cohen (5)	200,000	0.37%

All Officers and Directors	28,625,000	52.69%
as a Group (5 persons)(2)(3)(4)(5)
________________________________

(1)  Includes 6,216,666 shares owned of record by Galileo Partners, LLC, a Colorado limited liability company, which the Company believes may be deemed to beneficially owned by Mr. Griffith as a result of his status as the manager of such company.

(2)  Includes currently exercisable stock options entitling Mr. Fishkin to acquire 1,000,000 shares of the Company’s Common Stock.  In calculating the percentage interest of such stockholder, the number of the Company’s issued and outstanding shares of Common Stock has been increased by the number of stock options held by such person.

(3)  Includes currently exercisable stock options entitling Mr. Katas to acquire 1,000,000 shares of the Company’s Common Stock.  In calculating the percentage interest of such stockholder, the number of the Company’s issued and outstanding shares of Common Stock has been increased by the number of stock options held by such person.

(4)  Includes currently exercisable stock options entitling Mr. Schmidt to acquire 250,000 shares of the Company’s Common Stock.  In calculating the percentage interest of such stockholder, the number of the Company’s issued and outstanding shares of Common Stock has been increased by the number of stock options held by such person.

(5)  Includes currently exercisable stock options entitling Mr. Cohen to acquire 200,000 shares of the Company’s Common Stock.  In calculating the percentage interest of such stockholder, the number of the Company’s issued and outstanding shares of Common Stock has been increased by the number of stock options held by such person.

SHAREHOLDERS’ ACTION
AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

General Information

As of the Record Date, we are authorized, pursuant to our Articles of Incorporation, to issue up to One Hundred Million (100,000,000) shares of our Common Stock.  We propose to increase our authorized shares from One Hundred Million (100,000,000) to Nine Hundred Million (900,000,000), par value $0.00001.

The holders of shares representing a majority of the Company's outstanding voting stock have given their written consent to increase the number of authorized shares.  Under Nevada corporation law and the Company's bylaws, the consent of the holders of a majority of the voting power is effective as stockholders' approval.  We will file an Amendment to the Articles of Incorporation of the Company (the "Amendment") in order to increase the number of authorized shares, provided, however, that in accordance with the requirements of the Exchange Act and Regulation 14C promulgated thereunder, the increase in the number of authorized shares will not be filed with the Secretary of State of Nevada or become effective until at least twenty (20) calendar days after the mailing of this Information Statement.

The Amendment will not result in any changes to the issued and outstanding shares of Common Stock of the  Company and will only affect the number of shares that may be issued by the Company in the future.

Reasons for the Proposal

The primary purpose of this Amendment is to make available for future issuance by us additional shares of Common Stock and to have a sufficient number of authorized and unissued shares of Common Stock to maintain flexibility in our corporate strategy and planning.  Such corporate purposes might include acquiring other businesses in exchange for shares of the Company's Common Stock; facilitating broader ownership of the Company's stock by effecting stock splits or issuing a stock dividend; flexibility for possible future financings; and attracting and retaining valuable employees and directors through the issuance of additional stock options or awards.  The Board of Directors believes that these additional shares will provide the Company with needed flexibility to issue shares in the future without potential expense and delay incident to obtaining stockholder approval for a particular issuance in the future.  The Company currently has no plans, understandings or agreement for the issuance or use of additional shares of Common Stock to be authorized under this Proposal.

As of March 30, 2009, there were 2,450,000 shares reserved for previously granted options, and 2,000,000 shares reserved for previous issued warrants.  A total of 5,050,000 shares have been set aside for future issuances under the Company’s equity incentive plan.  Additionally, a total of 26,000,000 shares have been set aside for future issuance for the conversion of debentures and warrants issued.  Therefore, as of March 30, 2009 the Company has 89,831,800 authorized, unissued and unreserved shares of Common Stock available for future issuance.  If this proposal was not adopted, the Company may not have had sufficient additional shares of Common Stock available for future employee retention, financings, acquisition or other corporate purposes.

In the past, the Company has utilized authorized but unissued shares for acquiring additional working capital and for incentives for employees, directors and consultants.  At the present time there are no specific plans, arrangements or understandings in existence or in process for any public or private financing or issuance of shares in an acquisition.  The Company's current shares outstanding and shares reserved for issuance as of March 30, 2009, constitute in the aggregate 89.83% of its current authorized shares.  Therefore, the Board of Directors has determined that it is desirable for the Company to increase the number of shares of authorized Common Stock in order to meet needs that may arise from time to time in the future.

Amendment

The Fourth Article of the Company’s Article of Incorporation will be amended to read as follows:

          "The Amount of the total authorized capital stock of the corporation is Nine Hundred Million (900,000,000) shares of common stock at the par value of $0.00001 each."

A copy of the Certificate of Amendment to the Articles of Incorporation is attached as Exhibit A.

Potential Anti-Takeover Aspects

Shares of authorized and unissued Common Stock could be issued in one or more transactions that could make it more difficult, and therefore less likely, for a takeover of the Company. Although the Board of Directors does not have the present intention to use the additional authorized shares as an anti-takeover device, the issuance of additional Common Stock could have the effect of diluting the stock ownership of persons seeking control of the Company and the possibility of such dilution could have a deterrent effect on persons seeking to acquire control.  For example, shares of Common Stock can be privately placed with purchasers who support a board of directors in opposing a tender offer or other hostile takeover bid, or can be issued to dilute the stock ownership and voting power of a third party seeking a merger or other extraordinary corporate transaction.  Accordingly, the power to issue additional shares of Common Stock could enable the Board of Directors to make it more difficult to replace incumbent directors and to accomplish business combinations opposed by the incumbent Board of Directors.

Principal Effects on Outstanding Common Stock

The proposal to increase the authorized capital stock will affect the rights of existing holders of Common Stock to the extent that future issuances of Common Stock will reduce each existing stockholder's proportionate ownership and may dilute earnings per share of the shares outstanding at the time of any such issuance.  The amendment to the Certificate of Incorporation will be effective upon filing with the Secretary of State for Nevada.

Reverse Split

Pursuant to an agreement between us and Richard Genovese (“Genovese”) dated January 15, 2009, Genovese, until January 15, 2010, may ask our board of directors to approve a resolution causing us to take all necessary actions to complete a reverse stock split of our common stock on the basis of one new share for up to ten old shares.  If our board of directors decides to effect such a reverse split of all of our authorized and issued and outstanding shares, under Nevada law, we will not be required to seek the approval of our shareholders.

No Dissenter's Rights

Under Nevada Law, our dissenting shareholders are not entitled to appraisal rights with respect to our amendment, and we will not independently provide our shareholders with any such right.

Conclusion

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Amendment.  Your consent to the Amendment is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

Neither the Securities and Exchange Commission nor any state regulatory authority has approved or disapproved these transactions, passed upon the merits or fairness of the transactions, or determined if this information statement is accurate or complete. Any representation to the contrary is a criminal offense.

EN2GO INTERNATIONAL, INC.

By Order of the Board of Directors

By: PAUL FISHKIN
Paul Fishkin, President and Chief Executive Officer

EXHIBIT A

CERTIFICATE OF AMENDMENT